UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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Pediatrix Medical Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P.O. BOX 8016, CARY, NC 27512-9903

Pediatrix Medical Group, Inc.

Annual Meeting of Shareholders

Thursday, May 9, 2024, 10:30 AM, Eastern Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/MD for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/MD

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This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 29, 2024.

SEE REVERSE FOR FULL AGENDA

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3	Pediatrix Medical Group, Inc. Annual Meeting of Shareholders

PROPOSAL

1.

Elect nine Directors, each for a term expiring at the next annual meeting or until a successor has been duly elected and qualified;

1.01 Laura A. Linynsky

1.02 Thomas A. McEachin

1.03 Mark S. Ordan

1.04 Michael A. Rucker

1.05 Guy P. Sansone

1.06 John M. Starcher, Jr.

1.07 James D. Swift, M.D.

1.08 Shirley A. Weis

1.09 Sylvia J. Young

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year;

3.	Conduct an advisory vote regarding the compensation of our named executive officers for the 2023 fiscal year; and

4.	Consider and act upon such other business as may properly come before the annual meeting.